Exhibit 99.1

XPO Logistics Announces Exercise of Underwriters’ Option for 2,250,000 Shares of Common Stock

GREENWICH, Conn. — February 11, 2014 — XPO Logistics, Inc. (“XPO”) (NYSE: XPO) today announced that the underwriters of its public offering of 15,000,000 shares of common stock, completed on February 5, 2014, have exercised their 30-day option in full to purchase an additional 2,250,000 shares of its common stock at a price of $25.00 per share less the underwriting discount. XPO received net proceeds of approximately $54.0 million from the exercise of the 30-day option, bringing the company’s total net proceeds from the offering to approximately $414.0 million. XPO intends to use the net proceeds of the offering, together with cash on hand, to finance the cash portion of the purchase price for its previously announced acquisition of Pacer International, Inc. (“Pacer”), to pay related fees and expenses and for general corporate purposes, which may include strategic acquisitions and the repayment or refinancing of outstanding indebtedness. If the Pacer acquisition is not completed, XPO will use the net proceeds of the offering for general corporate purposes.

Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC served as joint book-running managers for the offering. The co-managers of the offering were KeyBanc Capital Markets Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, FBR Capital Markets & Co., Oppenheimer & Co. Inc., Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated, Avondale Partners, LLC and Wolfe Research Securities.

The shares were offered pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). Copies of the final prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov or by contacting Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, New York 10010, or by telephone at (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com; Citigroup Global Markets Inc., Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-800-831-9146; Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, telephone: (800) 503-4611 (toll free), e-mail: prospectus.CPDG@db.com; and J.P. Morgan Securities LLC, Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America: the fourth largest freight brokerage firm, the largest provider of heavy goods, last-mile logistics, and the largest manager of expedited shipments, with growing positions in managed transportation, global freight forwarding, less-than-truckload brokerage and intermodal. The company facilitates more than 20,000 deliveries a day throughout the U.S., Mexico and Canada.

XPO Logistics currently has 92 locations and over 2,200 employees operating in the United States and Canada. Its three business units – freight brokerage, expedited transportation and freight forwarding – use relationships with ground, sea and air carriers to serve over 9,500 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. The company has approximately 400 trucks under exclusive contract and over 24,000 additional relationships with carriers that provide capacity. For more information: www.xpologistics.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could adversely affect actual results and performance include, but are not limited to, those discussed in our filings with the SEC and the following: economic conditions generally; competition; our ability to find other suitable acquisition candidates and execute our acquisition strategy; Pacer shareholder approval and the satisfaction of other conditions to the consummation of the acquisition of Pacer; the expected closing date for the acquisition of Pacer; the expected impact of the acquisition of Pacer, including the expected impact on our results of operations; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our growth strategy, including retention of Pacer’s management team; litigation, including litigation related to alleged misclassification of independent contractors; our ability to develop, implement and maintain a suitable information technology system; our ability to maintain positive relationships with our network of third party transportation providers; our ability to retain our and Pacer’s largest customers; our ability to successfully integrate Pacer and other acquired businesses; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operation. Forward-looking statements set forth in this press release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Media Contacts:

Brunswick Group

Gemma Hart, Darren McDermott, +1-212-333-3810